Exhibit 10.15

MAINE COMMERCIAL ASSOCIATION OF REALTORS®
COMMERCIAL LEASE (GROSS/MODIFIED GROSS)

1.	PARTIES

William C. Rowell Family Limited Partnership with a mailing address of One Monument Way, Portland, Maine 04101 ("LANDLORD"), hereby leases to Evergreen Garden Center, LLC, with a mailing address of 301 Forest Avenue, Portland, Maine 04101, ("TENANT"), and the TENANT hereby leases from LANDLORD the following described premises:

2.	PREMISES

The Premises are deemed to contain 4,000 +/- square feet. The Premises are located at 301 Forest Avenue, Portland, Maine 04101 together with the right to use in common, with others entitled thereto, the hallways, stairways and elevators necessary for access to said leased premises, and lavatories nearest thereto. The leased premises are accepted in "as is" condition except if specifically set forth to the contrary in this lease.

3.	TERM

The term of this lease shall be for Three (3) Years, unless sooner terminated as herein provided, commencing on May 1, 2013, and ending on April 30, 2016.

4.	RENT

The TENANT shall pay to the LANDLORD the following base rent:

Lease Year(s)	Annual Base Rent	Monthly Rent
One	$59,007.26	$4,917.27
Two	$60,777.48	$5,064.79
Three	$62,600.80	$5,216.73

payable in advance in equal monthly installments on the first day of each month during the term, said rent to be prorated for portions of a calendar month at the beginning or end of said term, all payments to be made to LANDLORD or to such agent and at such place as LANDLORD shall from time to time in writing designate, the following being now so designated:

Joseph Keaney,
One Monument Way, Portland, Maine 04101.

If TENANT does not pay base rent, supplemental and additional rents, or other fees and charges when due pursuant to the terms of this Lease, then LANDLORD, in its sole discretion, may charge, in addition to any other remedies it may have, a late charge for each month or part thereof that TENANT fails to pay the amount due after the due date. The late charge shall be equal to four percent (4%) of the amount due LANDLORD each month in addition to the rent then due.

5.	RENEWAL OPTION

So long as TENANT has not been in default of this lease during the term hereof, TENANT shall have the option to renew this lease for Two (2) Three (3) Year terms.  In order to exercise TENANT's option, TENANT shall Notify LANDLORD in writing by Certified or Registered Mail of its intention to exercise its option on or before six (6) months prior to the end of the then current term, said renewal to be upon the same terms and conditions set forth in this Lease except for base rent which shall be as follows:

Lease Year(s) Rent	Annual Base Rent	Monthly

Four	$64,478.82	$5,373.24

Five	$66,413.18	$5.534.43

Six	$68,405.58	$5.700.47

Seven	$70,457.75	$5.871.48

Eight	$72,571.48	$6,047.62

Nine	$74,748.63	$6,229.05

In the event that TENANT fails to perform its obligations under this Section, time being of the essence, the option shall be deemed not to have been exercised.

6.	SECURITY DEPOSIT

Upon the execution of this lease, the TENANT shall pay to the LANDLORD the amount of Four Hundred Dollars ($400) making the total security deposit Four Thousand Nine Hundred Dollars ($4,900), which shall be held as a security for the Tenant's performance as herein provided and refunded to the TENANT without interest at the end of this lease subject to the TENANT's satisfactory compliance with the conditions hereof.

7.	RENT ADJUSTMENT

(a)	TAX ESCALATION

If  in any tax year commencing with the fiscal year 2013, the real estate taxes on the land and buildings, of which the leased premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year 2013  (hereinafter called the "Base Year"), TENANT will pay to LANDLORD as additional rent hereunder, in accordance with subparagraph B of this Article,   25.16 percent of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year in which this lease commences or ends. If the LANDLORD obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs Incurred in obtaining the same, if any, shall be refunded to the TENANT.

(b)	OPERATING COST ESCALATION

The TENANT shall pay to the LANDLORD as additional rent hereunder in accordance with subparagraph B of this Article, 25 .16 percent of any increase in operating expenses over those incurred during the calendar year 2013.  Operating expenses are defined for the purposes of this agreement as operating expenses per annum of the building and its appurtenances and all exterior areas, yards, plazas, sidewalks, landscaping and the like then (i.e. as of said last day of the calendar year concerned) located outside of the building but related thereto and the parcels of land on which they are located (said building, appurtenances, exterior areas, and land hereinafter referred to in total as the "building"). Operating expenses include, but are not limited to: (i) all costs of furnishing electricity, heat, air-conditioning, and other utility services and facilities to the building, (ii) all costs of any insurance carried by LANDLORD related to the building, (iii) all costs of common area cleaning and janitorial  services, (iv) all costs of maintaining the building including the operation and repair of heating and air-conditioning equipment and any other common building equipment, noncapital roof repairs and all other repairs, improvements and replacements required by law or necessary to keep the building in a well maintained condition, (v) all costs of snow and ice removal, landscaping and grounds care, (vi) all other costs of the management of the building, including, without limitation, property management fees, and (vii) all other reasonable costs relating directly to the ownership, operation, maintenance and management of the building by LANDLORD. This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

During each year of the term of this lease TENANT shall make monthly estimated payments to LANDLORD, as additional rent, for TENANT's share of such increases in real estate taxes and operating expenses for the then current year.  Said estimated monthly payments shall be made along with base rent payments and shall be equal to one twelfth (1/12) of TENANT's annualized share of LANDLORD's projected increases for the current year. After the end of each calendar year, LANDLORD shall deliver to TENANT a statement showing the amount of such increases and also showing the TENANT's share of the same. The TENANT shall, within thirty (30) days after such delivery, pay the TENANT's share to the LANDLORD, as additional rent, less any estimated payments. If the estimated payments exceed TENANT's share, then the excess shall be applied to the next year's monthly payments for estimated increases.

8.	UTILITIES

The TENANT shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, all bills for fuel furnished to a separate tank servicing the leased premises exclusively and all charges for telephone and other communication systems used at, and supplied to, the leased premises. The LANDLORD agrees to furnish water for ordinary drinking, cleaning, lavatory and toilet facilities and reasonable heat and air conditioning, if installed as part of the structure of the building (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above), so as to maintain the leased premises and common areas of the building at comfortable levels during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service, if installed as part  of the structure of the building, and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LANDLORD's control.

LANDLORD shall have no obligation to provide utilities or equipment other than the utilities and equipment within the leased premises as of the commencement date of this lease. In the event TENANT requires additional utilities or equipment, the installation and maintenance thereof shall be the TENANT's sole obligation, provided that such installation shall be subject to the written consent of the LANDLORD. LANDLORD shall incur no liability to TENANT whatsoever should any utility or service become unavailable from any public utility company, public authority or any other person, firm or corporation, including LANDLORD, supplying, distributing or responsible for such utility or service.  LANDLORD shall under no circumstances be liable to TENANT in uninsured damages or otherwise for any interruption in service or failure to function of water, electricity, waste lines, sprinkler system, heating, ventilation, air-conditioning or other utilities and services caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause other than the gross negligence of LANDLORD or LANDLORD's employees, contractors or invitees.

9.	USE OF LEASED PREMISES

(a)
The TENANT shall use the leased premises only for the purpose of Retail Space. TENANT shall be responsible for the provision, maintenance, repair, replacement and inspection of all alarm systems and safety equipment (including but not limited to fire extinguishers, and eye wash stations) that are required for TENANT'S use of the Leased Premises under applicable law (including but not limited to laws relating to life safety and worker safety).

(b)
TENANT shall not suffer or permit the Leased Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Leased Premises that would in any way (i) cause damage to the Leased Premises or any part thereof, (ii) overload or exceed the capacity of the heating, air-conditioning, ventilating, structural capability, plumbing (including septic) or other mechanical or electrical systems of the Building or facilities installed therein, (iii) constitute a public or private nuisance, or (iv) alter the appearance of the exterior of the Building or any portion of the interior thereof except as otherwise permitted hereunder, or (v) disrupt the use of adjacent areas of the Building.

(c)
TENANT shall use the Leased Premises in a careful and safe manner. TENANT shall keep the Leased Premises in a secure, neat and sanitary condition. TENANT shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations. TENANT shall, at TENANT'S own expense clear snow, ice and debris from its entrance and exit doors, any walkways, the sidewalk in front of the Premises, and from the parking area. TENANT shall coordinate such removal of snow, ice, and debris with any other tenants of the building, and they may come to agreement on sharing costs of same, but the removal described herein shall remain TENANT's responsibility.

(d)
TENANT, at TENANT's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance policies, at any time duly issued or in force, applicable to the Leased Premises or any part thereof or to TENANT's use thereof. TENANT shall be responsible for all occupancy permits and other governmental approvals applicable to its occupancy or use of the Leased Premises or, to the extent permitted by LANDLORD, the performance of TENANT changes thereto.

(e)
TENANT shall observe and comply with all reasonable rules and security  regulations now or hereafter made by LANDLORD for the care and use of the Leased Premises, the Building and balance of LANDLORD's Property by TENANT and any other tenants of the LANDLORD's Property. Without limiting the generality of the preceding sentence, LANDLORD shall have the right to adopt signage standards applicable to all exterior portions of the Building and elsewhere in LANDLORD's Property. TENANT shall comply with such policy and effect changes in or replacements to its exterior signage accordingly.

(f)
In the event that TENANT fails to comply with this Article 9, then, without affecting LANDLORD's other remedies under this Lease, LANDLORD and its agents shall have the right, but not the obligation, to enter the Leased Premises to effect a cure of such non-compliance. Any violation of this Article 9 may be restrained by injunction, and TENANT shall be liable for all damages resulting from any violation of any of the provisions of Article 8.

10.	COMPLIANCE WITH LAWS

TENANT agrees to conform to the following provisions during the entire term of this lease: (i) TENANT shall not injure or deface the leased premises or building; (ii) No auction sale.  inflammable fluids, chemicals, nuisance, objectionable noise or odor shall be permitted on the leased premises; (iii) TENANT shall not permit the use of the leased premises for any purpose other than set forth herein or any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the building or its contents or liable to render necessary any alterations or additions to the building; and (iv) TENANT shall not obstruct in any manner any portion of the building not hereby demised or the sidewalks or approaches to said building or any inside or outside windows or doors. TENANT shall observe and comply with all reasonable rules and security regulations now or hereafter made by LANDLORD for the care and use of the leased premises, the building, its facilities and approaches. TENANT agrees to keep the leased premises equipped with all safety appliances and make all accessibility alterations, improvements or installations to the building, and/or accommodations in TENANT's use thereof required by law or any public authority as a result of TENANT's use or occupancy of the premises or TENANT's alterations or additions thereto, which alterations, improvements and installations shall be subject to LANDLORD's consent as provided in this lease.

11.	MAINTENANCE

(a)	TENANT'S OBLIGATIONS

TENANT acknowledges by entry thereupon that the leased premises are in good and satisfactory order, repair and condition, and accepts the premises as is, where is, with all faults, except as expressly provided for herein for Landlord's Work and other express provisions of this lease allocating Landlord's responsibilities,  and covenants during said term and further time as the TENANT holds any part of said premises to keep the leased premises in as good order, repair and condition as the same are in at the commencement of said term, or may be put in thereafter, damage by fire or unavoidable casualty and reasonable use and wear only excepted. Notwithstanding anything to the contrary herein, if TENANT has leased ground floor space, TENANT covenants to keep all plate glass windows in good repair and condition and to carry adequate insurance to provide for the replacement of any such plate glass that is damaged or destroyed. . TENANT shall also be wholly responsible for removal and disposal of garbage, trash and other wastes from the Leased Premises. LANDLORD shall have the right to approve the location and appearance of any exterior dumpster, exterior trash receptacle or other storage facility used by TENANT in the exterior portions of LANDLORD's Property. TENANT expressly acknowledges here its responsibility for snow, ice and debris removal as set forth above in Article 9.

(b)	LANDLORD’S OBLIGATIONS

The LANDLORD agrees to maintain and repair the roof, exterior walls and structure of the building of which the leased premises are a part in the same condition as they are at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance or repair is made necessary by fault or neglect of the TENANT or the employees, contractors, agents or invitees of TENANT, in which case such maintenance or repair shall be at the expense of the TENANT and TENANT shall pay all costs therefor.

12.	ALTERATIONS - ADDITIONS

(a)	The TENANT shall not make any alterations or additions, or permit the making of any holes in any part of said building, or paint or place any signs, drapes, curtains, shades, awnings, aerials or flagpoles or the like, visible from outside of the leased premises, that is, from outdoors or from any corridor or other common area within the building; or permit anyone except the TENANT to use any part of the leased premises for desk space or for mailing privileges without on  each  occasion obtaining prior written consent of the LANDLORD. TENANT shall not suffer or permit any lien of any nature or description to be placed against the building, the premises or any portion thereof, and in the case of any such lien attaching by reason of the conduct of the TENANT to immediately pay and remove the same; this provision shall not be interpreted as meaning that the TENANT has any authority or power to permit  any lien of any nature or description to attach to or to be placed upon the LANDLORD's title or interest in the building, the premises, or any portion thereof.

(b)
All fixtures (other than trade fixtures), improvements, installations and appurtenances attached to or built into the Leased Premises on the Commencement Date or, with LANDLORD's prior approval which it may grant or withhold in LANDLORD's discretion, during the Term shall be and remain a part of the Leased Premises, as of the expiration or earlier termination of this Lease, shall be deemed the property of LANDLORD without compensation, allowance, or credit to TENANT and shall not be removed by TENANT, except as hereinafter in this Article expressly provided.

(c)
Prior to expiration or earlier termination of this Lease, all non-structural improvements, security systems, movable partitions, communications equipment and office equipment, other machinery and equipment, trade fixtures and signs that are installed in or on the Leased Premises by or for the account of TENANT, and all furniture, furnishings and other articles of movable personal property owned by TENANT  and located on the Leased  Premises (all of which are sometimes hereinafter called "TENANT's Property") shall be removed by TENANT at the expiration or earlier termination of this Lease. TENANT shall repair any damage to the Leased Premises or to the Building resulting from such removal. Unless otherwise agreed by LANDLORD, TENANT shall not remove any HVAC elements, plumbing improvements, or electrical or lighting improvements without replacing the same with new equipment and materials of the same quality and first obtaining LANDLORD's approval.

13.	ASSIGNMENT SUBLEASING

The TENANT shall not by operation of Jaw or otherwise, assign, mortgage or encumber this lease, or sublet or permit the demised premises or any part thereof to be used by others, without LANDLORD's prior express written consent in each instance [which consent shall not be unreasonably withheld]. In any case where LANDLORD shall consent to such assignment or subletting, TENANT named herein shall remain fully liable for the obligations of TENANT hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this lease. For purposes of this lease, the sale of stock of a corporate TENANT or the change of a general partner of a partnership TENANT shall constitute an assignment of this lease.

14.	SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter a lien or liens on the property of which the leased premises are a part and the TENANT shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Provided the Tenant performs all of its obligations under this lease, the Tenant shall be entitled to the quiet enjoyment of the leased Premises.

15.	LANDLORD'S ACCESS

The LANDLORD or agents of the LANDLORD may, at all reasonable times during the term of this lease, enter the leased premises (i) to examine the leased premises and, if LANDLORD shall so elect, to make any repairs or additions LANDLORD may deem necessary and, at TENANT's expense, to remove any alterations, additions, signs, drapes, curtains, shades, awnings, aerials or flagpoles, or the like, not consented to in writing, (ii) to show the leased premises to prospective purchasers and mortgagees, and (iii) to show the leased premises to prospective tenants during the six (6) months preceding the expiration of this lease.  LANDLORD also reserves the right at any time within six (6) months before the expiration of this lease to affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and to keep the same so affixed without hindrance or molestation. LANDLORD shall also have the right to enter on and/or pass through the Leased Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Leased Premises or the Building. LANDLORD shall have the right in its discretion to erect or install demising walls and any other improvements that LANDLORD deems necessary to separate the Leased Premises from the remainder of the Building.

16.	INDEMNIFICATION AND LIABILITY

TENANT will defend and, except to the extent caused by the gross negligence or willful conduct of LANDLORD, will indemnify LANDLORD and its employees, agents and management company, and save them harmless from any and all Injury, loss, claim, damage, liability and expense  (including reasonable attorneys' fees) in connection with the loss of life, personal injury or damage  to property or business, arising from, related to, or in connection with the occupancy or use by TENANT of the leased premises or any part of LANDLORD's property or the building, or occasioned wholly or in part by any act or omission of TENANT, its contractors, subcontractors, subtenants, licensees or concessionaires, or its or their respective agents, servants or employees and any person or property while on or about the leased premises. TENANT shall also pay LANDLORD's expenses, including reasonable attorneys' fees, incurred by LANDLORD in enforcing any obligation, covenant or agreement of this lease. The provisions of this paragraph shall survive the termination or earlier expiration of the term of this lease. Without limitation of any other provision herein, neither the LANDLORD, its employees, agents nor management company shall be liable for, and TENANT hereby releases them from all claims for, any injuries to any person or damages to property or business sustained by TENANT or any person claiming through TENANT due to the building or any part thereof (including the premises), or any appurtenances thereof, being in need of repair or due to the happening of any accident in or about the building or the leased premises or due to any act or neglect of any tenant of the building or of any employee or visitor of TENANT. Without limitation, this provision shall apply to injuries and damage caused by nature, rain, snow, ice, wind, frost, water, steam, gas or odors in any form or by the bursting or leaking of windows, doors, walls, ceilings, floors, pipes, gutters, or other fixtures; and to damage caused to fixtures, furniture, equipment and the like situated at the leased premises, whether owned by the TENANT or others.

17.	TENANT'S LIABILITY INSURANCE

TENANT shall (i) insure TENANT and LANDLORD, as their interests appear, with general public liability coverage on the leased premises, in such amounts and with such companies and against such risks as the LANDLORD shall reasonably require and approve but in amounts not more than One Million Dollars ($1,000,000.00)  combined single limit with deductibles of not more than $5,000 per occurrence, and (ii) insure LANDLORD and TENANT, as their interests appear, against loss of the contents and improvements of the leased premises under standard Maine form policies, against fire and standard extended coverage risks, in such amounts and with such companies as the LANDLORD shall reasonably require and approve, with waiver of subrogation if such waiver can be obtained without charge. The TENANT shall deposit with the LANDLORD certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least thirty (30) days prior written notice to each assured named therein.

18.	PROPERTY INSURANCE

Tenant will have a minimum of $300,000 of Property Insurance.  TENANT represents that the wholesale value of TENANT's inventory will be approximately $300,000 at the commencement of this Lease. TENANT agrees to increase TENANT's Property Insurance coverage appropriately should the wholesale value of TENANT’s inventory increase beyond ordinary ebb and flow of the amount of TENANT’s inventory after commencement of this Lease.  Upon inquiry from LANDLORD, not more than quarterly, TENANT shall advise LANDLORD of the wholesale value of TENANT's inventory, and, if at such time, the wholesale value exceeds $300,000, TENANT shall increase its Property Insurance coverage to the new amount, which shall then become the minimum of Property Insurance to be maintained by TENANT.

19.	FIRE CASUALTY - EMINENT DOMAIN

Should a substantial portion of the leased premises, or of the property of which they are a part, be damaged by fire or other casualty, or be taken by eminent domain, the LANDLORD may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises unfit for use and occupation and the LANDLORD does not so elect to terminate this lease, a just and proportionate abatement of rent shall be made until the leased premises, or in the case of a partial taking what may remain thereof, shall have been put in proper condition for use and occupation.  LANDLORD reserves and excepts all rights to damages to the leased premises and building and the leasehold hereby created, accrued or subsequently accruing by reason of anything lawfully done in pursuance of any public, or other, authority; and by way of confirmation, TENANT grants to LANDLORD all TENANT's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as LANDLORD may from time to time request.  LANDLORD shall give TENANT notice of its decision to terminate this lease or restore said premises within ninety (90) days after any occurrence giving rise to LANDLORD's right to so terminate or restore. Notwithstanding anything to the contrary, LANDLORD's obligation to put the leased premises or the building in proper condition for use and occupation shall be limited to the amount of the proceeds from any insurance policy or policies or of damages which accrue by reason of any taking by a public or other authority, which are available to LANDLORD for such use. All proceeds under the insurance policies maintained by LANDLORD in respect of the Buildings or Leased Premise ("LANDLORD Insurance Proceeds") shall be paid to LANDLORD.   The LANDLORD Insurance Proceeds shall remain the property of LANDLORD.

If the destruction or damage to the Building is such that LANDLORD shall not have the right to terminate this Lease under the provisions contained in this Article or in the event that LANDLORD, having such right, shall elect not to terminate this Lease as aforesaid, TENANT shall proceed forthwith to repair and restore TENANT's Property and the portions of the Leased Premises for which it has maintenance and repair responsibility in a good and workman-like fashion, and LANDLORD  shall proceed to restore the remaining portions of the Building.  LANDLORD shall have sole access to the LANDLORD Insurance Proceeds available for such purposes.    In the event of a partial destruction of or damage to the Leased Premises by fire or other casualty as aforesaid, and during the period of restoration or repair, a just and equitable portion of the Rent shall abate based on the nature and extent of the damage to the Leased Premises.

20.	DEFAULT AND BANKRUPTCY

In the event that:

(a)	The TENANT shall default in the payment of any installment of rent or other sum herein specified when due which default is not corrected within Ten (10) days thereof; or

(b)
The TENANT shall default in the observance or performance of any other of the TENANT's covenants, agreements, or obligations hereunder and such default shall not be corrected within three (3) days thereof; or

(c)	The leasehold hereby created shall be taken on execution, or by other process of law; or

(d)
Any assignment shall be made of TENANT's property for the benefit of creditors, or a receiver, guardian, conservator, trustee in bankruptcy or similar officer  shall  be appointed by a court of competent jurisdiction to take charge of all or any part of TENANT' s property, or a petition is filed by TENANT under any bankruptcy, insolvency or other debtor relief law, then and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), LANDLORD shall be entitled to all remedies available to LANDLORD at law and equity, including without limitation, the remedy of forcible entry and detainer, and LANDLORD lawfully may, immediately or at any time thereafter, and without demand or notice, mail a notice of termination to the TENANT, or enter into and upon the leased premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel TENANT and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such mailing or entry as aforesaid, this lease shall terminate; and TENANT covenants and agrees, notwithstanding any entry or re-entry by LANDLORD, whether by summary proceedings, termination, or otherwise, that TENANT shall, as of the date of such termination, immediately be liable for and pay to LANDLORD the entire unpaid rental and all other balances due under this Lease for the remainder of the term.  In addition, TENANT agrees to pay to LANDLORD, as damages for any above described breach, all costs of reletting the Leased Premises including real estate commissions and costs of renovating the Premises to suit any new tenant.

21.	NOTICE

Any notice from the LANDLORD to the TENANT relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the TENANT, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the TENANT, or if delivered to Tenant by an established local or national courier service.  Any notice from the TENANT to the LANDLORD relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LANDLORD by registered or certified mail, return receipt requested, postage prepaid, addressed to the LANDLORD at LANDLORD'S address set forth in Article 1, or at such other address as the LANDLORD may from time to time advise in writing.

22.	SURRENDER

The TENANT shall at the expiration or other termination of this lease peaceably yield up the leased premises and all additions, alterations and improvements thereto in good order, repair and condition, damage by fire, unavoidable casualty, and reasonable wear and tear only excepted, first moving all goods and effects not attached to the leased premises, repairing all damage caused by such removal, and leaving the leased premises clean and tenantable.  If LANDLORD in writing permits TENANT to leave any such goods and chattels at the leased premises, and the TENANT does so, TENANT shall have no further claims and rights in such goods and chattels as against the LANDLORD or those claiming by, through or under the LANDLORD.

23.	HAZARDOUS MATERIALS

TENANT covenants and agrees that, with respect to any hazardous, toxic or special wastes,  materials or substances including asbestos, waste oil and petroleum products (the "Hazardous Materials") which TENANT, its agent or employees, may use, handle, store or generate in the conduct of its business at the leased premises TENANT will: (i) comply with all applicable laws, ordinances and regulations which relate to the treatment, storage, transportation and handling of the Hazardous Materials; (ii) that TENANT will in no event permit or cause any disposal of Hazardous Materials in, on or about the leased premises and in particular will not deposit any Hazardous Materials in, on or about the floor or in any drainage system or in the trash containers which are customarily used for the disposal of solid waste; (iii) that with respect to any off-site disposal, shipment, storage, recycling or transportation of any Hazardous Materials, TENANT shall properly package the Hazardous Materials and shall cause to be executed and duly filed and retain all records required by federal, state or local law; (iv) that TENANT will at all reasonable times permit LANDLORD or its agents or employees to enter the leased premises to inspect the same for compliance with the terms of this paragraph and will further provide upon five (5) days' notice from LANDLORD copies of all records which TENANT may be obligated to obtain and keep in accordance with the terms of this paragraph; (v) that upon termination of this lease, TENANT will, at its expense, remove all Hazardous Materials from the leased premises and comply with applicable state, local and federal laws as the same may be amended from time to time; and (\ii) TENANT further agrees to deliver the leased premises to LANDLORD at the termination of this lease free of all Hazardous Materials. The terms used in this paragraph shall include, without limitation, all substances, materials, etc., designated by such terms under any laws, ordinances or regulations, whether federal, state or local. TENANT further agrees to hold harmless and indemnify  LANDLORD for and against any and all claims, loss, costs, damages and expenses, including attorneys' fees, which may arise in the event that TENANT fails to comply with any of the  provisions contained in this Article. The terms of this Article shall expressly survive the expiration or earlier termination of this lease.

24.	LIMITATION OF LIABILITY

TENANT agrees to look solely to LANDLORD's interest in the building for recovery of any judgment from LANDLORD, it being agreed that LANDLORD is not personally liable for any such judgment.   The provision contained in the foregoing sentence shall not limit any right that TENANT might otherwise have to obtain an injunctive relief against LANDLORD or LANDLORD’s successors in interest, or any other action not involving the personal liability of LANDLORD.

25.	LANDLORD DEFAULT

LANDLORD shall in no event be in default in the performance of any of its obligations hereunder unless and until LANDLORD shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by the TENANT to the LANDLORD properly specifying wherein the LANDLORD has failed to perform any such obligation.  Further, if the holder of the mortgage on the building of which the leased premises are apart notifies TENANT that such holder has taken over the LANDLORD's rights under this lease, TENANT shall not assert any right to deduct the cost of repairs or any monetary claim against LANDLORD from rent thereafter due and accruing, but shall look solely to the LANDLORD for satisfaction of such claim.

26.	WAIVER OF RIGHTS

No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition, or duty of the other, shall be construed as a consent or waiver to or of any other breach of the same or other covenant, condition or duty.

27.	SUCCESSORS AND ASSIGNS

The covenants and agreements of LANDLORD and TENANT shall run with the land and be binding upon and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns, but no covenant or agreement of LANDLORD, express or implied, shall be binding  upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any fiduciary, any shareholder or any beneficiary under any trust.

28.	HOLDOVER

If TENANT fails to vacate the leased premises at the termination of this lease, then the terms of this lease shall be applicable during said holdover period, except for base rent, which shall be increased  to two (2) times the then current base rent for the period just preceding such termination; but this provision shall not be interpreted as consent or permission by the LANDLORD for TENANT to holdover at the termination of this lease and terms of this holdover provision shall not preclude LANDLORD from recovering any other damages which it incurs as a result of TENANT's failure to vacate the leased premises at the termination of this lease.  Tenant further agrees that, as a holdover, TENANT shall not acquire any tenancy at will, but shall at all times during any holdover be, and remain, a tenant at sufferance only.

29.	MISCELLANEOUS

If TENANT is more than one person or party, TENANT's obligations shall be joint and several. Unless repugnant to the context. "LANDLORD" and "TENANT" mean the person or persons, natural or corporate, named above as LANDLORD and TENANT respectively, and their respective heirs, executors, administrators, successors and assigns.  LANDLORD and TENANT agree that this lease shall not be recordable but each party hereto agrees, on request of the other, to execute a Memorandum of Lease in recordable form and mutually satisfactory to the parties.  If any provision of this lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this lease shall be valid and enforceable to the fullest extent permitted by law. The submission of this lease or a summary of some or all of its provisions for examination by TENANT does not constitute a reservation of or option for the premises or an offer to lease said premises, and this document shall become effective and binding only upon the execution and delivery hereof by both LANDLORD and TENANT. Employees or agents of LANDLORD have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. All negotiations, considerations, representations and understandings between LANDLORD and TENANT are incorporated herein and no prior agreements or understandings, written or oral, shall be effective for any purpose.  No provision of this Lease may be modified or altered except by agreement in writing between LANDLORD and TENANT, and no act or omission of any employee or agent of LANDLORD shall alter, change, or modify any of the provisions hereof.  This lease shall be governed exclusively by the provisions hereof and by the laws of the State of Maine. The headings herein contained are for convenience only, and shall not be considered a part  of this lease.

30.	BROKERAGE

TENANT warrants and represents to LANDLORD that it has not dealt with any broker, finder or similar person concerning the leasing of the leased premises, other than Cardente Real Estate ("BROKER"), and in the event of any brokerage claims against LANDLORD predicated upon dealings with TENANT other than by the BROKER, TENANT agrees to defend the same and indemnity LANDLORD against any such claim. LANDLORD does not owe any brokerage a commission for this lease transaction.

31.	SIGNAGE

Tenant, at Tenant's option, can install signage on the front fa9ade of the building.   Signage will be at Tenant's cost and subject to Complex Standards and to the City of Portland's Signage Ordinance.

32.	PARKING

Tenant is allocated four (4) "in common" parking spaces and access to the shared "in common" parking spaces located in the front parking lot of the demised premises (Forest Avenue Parking lot). Parking excludes six (6) "in common" parking spaces allocated to the other Tenants. Excluding reasonable deliveries, Tenant agrees to not use the front parking lot for the parking or storage of box trucks or other vehicles that require more then one parking space.

33.	NO SET-OFF.

TENANT waives any right to set-off, offset or deduct any claims against LANDLORD from any Base Rent, Additional Rent or any other amount payable hereunder. Nothing contained in this Article shall be deemed to constitute a waiver by TENANT of any other rights (other than those of set-off, offset or deduction or any other waiver expressly set forth herein) with respect to any breach by LANDLORD hereunder.

DISCLAIMER: THIS IS A LEGAL DOCUMENT.  IF NOT FULLY UNDERSTOOD, CONSULT AN ATTORNEY.

IN WITNESS THEREOF, the said parties hereunto set their hands and seals this 8th day of March, 2013.

TENANT	LANDLORD

SIGNATURE:	SIGNATURE:

/s/ Brian Patrick Gillespie	/s/ Joseph Keaney

LEGAL NAME OF TENANT:	LEGAL NAME OF LANDLORD:

Evergreen Garden Center, LLC	William C. Rowell Family Limited Partnership

NAME/TITLE:	NAME/TITLE:

Brian Patrick Gillespie, Partner	Joseph Keaney

WITNESS TO TENANT	WITNESS TO TENANT

SIGNATURE:	SIGNATURE:

GUARANTY

For value received, and in consideration for, and as an inducement to LANDLORD to enter into the foregoing lease with TENANT, Brian Gillespie ("GUARANTOR") does hereby unconditionally guaranty to LANDLORD the complete and due performance of each and every agreement, covenant, term and condition of the Lease to be performed by TENANT, including without limitation the payment of all sums of money stated in the lease to be payable by TENANT.  The validity of this guaranty and the obligations of the GUARANTOR hereunder shall not be terminated, affected, or impaired by reason of the granting by LANDLORD of any indulgences to TENANT.  This guaranty shall remain and continue in full force and effect as to any renewal, modification, or extension of the lease, whether or not GUARANTOR shall have received any notice of or consented to such renewal, modification or extension.  The liability of GUARANTOR under this guaranty shall be primary, and in any right of action that shall accrue to LANDLORD under the lease, LANDLORD may proceed against GUARANTOR and TENANT, jointly or severally, and may proceed against GUARANTOR without having commenced any action against or having obtained any judgment against TENANT. All of the terms and provisions of this guaranty shall inure to the benefit of the successors and assigns of LANDLORD and shall be binding upon the successors and assigns of GUARANTOR.

IN WITNESS WHEREOF, GUARANTOR has executed this Guaranty this 8th day of March, 2013.

GUARANTOR:

SIGNATURE:  Brian Patrick Gillespie

LEGAL NAME OF GUARANTOR:

/s/ Brian Patrick Gillespie

NAME/TITLE:

Partner

WITNESS TO TENANT: